(1)  UNDERWRITING AGREEMENT--PLACEMENT AGENCY AGREEMENT

                          NET/TECH INTERNATIONAL, INC.

                         Private Placement of Shares of
                                  Common Stock

                           PLACEMENT AGENCY AGREEMENT

                                                         Dated as of May 2, 2000

First Montauk Securities Corp.
Parkway 109 Office Center
328 Newman Springs Road
Red Bank, New Jersey 07701

Gentlemen:

     Net/Tech International, Inc. (the "Company") proposes to offer for sale (the "Offering") in a private offering pursuant to Section (2) of the Securities Act of 1933, as amended (the "Act"), and or Regulation D promulgated hereunder, an aggregate of 3,000,000 shares (the "Shares") of Common Stock, $.01 par value per share ("Common Stock"). The private offering is being made on a "best efforts - all or none" basis as to 2,000,000 Shares (the "Minimum Offering") and on a "best efforts" basis as to an additional 1,000,000 Shares (the "Maximum Offering"). Unless the Minimum Offering is sold, no Shares of Common Stock will be sold and all subscriptions will be returned to the subscribers without interest or deductions. This agreement shall confirm our agreement retaining First Montauk Securities Corp. as our exclusive placement agent (the "Placement Agent") in connection with the offer and sale of the Shares.

     l.   Appointment of Placement Agent.

     On the basis of the representations and warranties contained herein, and subject to the terms and conditions set forth herein, the Company hereby appoints First Montauk Securities Corp. as its Placement Agent and grants First Montauk Securities Corp. the exclusive right to offer, as its agent, the Shares pursuant to the terms of this Agreement. On the basis of such representations and warranties, and subject to such conditions, you hereby accept such appointment and agree to use your reasonable best efforts to secure subscriptions to purchase up to 3,000,000 Shares.

     2.   Terms of the Offering

          (a) The Offering shall consist of up to 3,000,000 Shares of the Company at a purchase price equal to $2.50 per share The Offering is being made on a "best efforts - all or none" basis as to 2,000,000 Shares (as previously defined, the "Minimum Offering") and on a "best efforts" basis as to an additional 1,000,000 Shares (as previously defined, "Maximum

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Offering").  Unless the Minimum Offering is sold, no Shares will be sold and all subscriptions will be returned to subscribers without interest or deductions.

          (b) The Company shall prepare and deliver to the Placement Agent copies of a Confidential Offering Memorandum ("Offering Memorandum"), relating to, among other things, the Company, the Shares and the terms of the sale of the Shares. The Offering Memorandum, including all exhibits and appendices thereto and documents delivered therewith, are referred to herein as the "Offering Documents" and shall include any supplements or amendments in accordance with this Agreement.

          (c) The Offering shall commence on or the date hereof, and shall expire at 5:00 p.m., New York time, on May 31, 2000 and may be extended for an additional 60 days upon mutual consent of the Company and the Placement Agent. Such period, as same may be so extended, shall hereinafter be referred to as the "Offering Period."

          (d) Each prospective investor ("Prospective Investor") who desires to purchase Shares shall deliver to the Placement Agent a subscription agreement and an investor questionnaire (the "Subscription Document"), and immediately available funds in the amount necessary to purchase the number of Shares such Prospective Investor desires to purchase. The Placement Agent shall not have any obligation to independently verify the accuracy or completeness of any information contained in any Subscription Document or the authenticity, sufficiency, or validity of any check delivered by any Prospective Investor in payment for Shares.

          (e) The Placement Agent shall establish an Escrow Account (the "Escrow Account") with an independent bank (the "Escrow Agent"). The Placement Agent shall deliver each check received from a Prospective Investor to the Escrow Agent for deposit in the Escrow Account in accordance with applicable rules of the National Association of Securities Dealers, Inc. ("NASD") and shall deliver the executed copies of the Subscription Documents received from such Prospective Investor to the Company. The Company shall notify the Placement Agent promptly of the acceptance or rejection or any subscription.

          (f) If subscriptions for the Minimum Offering are not received from Prospective Investors prior to the expiration of the Offering Period and accepted by the Company, the Offering shall be canceled, all funds received and held in the Escrow Account shall be refunded in full without interest or deduction and this Agreement and the agency created hereby shall be terminated without any further obligation on the part of either party, except as provided in Sections 8, 10 and 11 hereof.

          (g) You may engage other persons selected by you to assist you in the Offering (each such broker/dealers being hereinafter referred to as a "Selling Group Member") and you may allow such Selling Group Member such part of the compensation and payment of expenses payable to you under Section 5 hereof as you shall determine. Any such Selling Group Member shall be a member firm in good standing as a broker-dealer under the rules of the NASD. Each Selling Group Member shall be required to agree in writing to comply with the provisions of this Section 2. The Company hereby agrees to make such representations and warranties to,

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and  covenants  and  agreements  with,  any Selling  Group Member  (including an agreement to indemnify such Selling Group Member on terms substantially similar to Section __ hereof) as provided herein.

     3.   Interim Closings/Final Closing

          (a) Subject to the conditions set forth in Section __ hereof, if subscriptions for the Minimum Offering have been received in escrow prior to the expiration of the Offering Period and accepted by the Company, a closing under this Agreement (the "Initial Closing") shall be held at the offices of the Placement Agent, or such other place as the parties may agree, as soon as practicable (but not later than five (5) business days) following the date upon which the Placement Agent and the Company confirm in writing to each other that subscriptions for the Minimum Offering have been accepted or at such other place, time, or date as the Company and you shall agree upon. The date upon which the Initial Closing is held shall hereinafter be referred to as the "Initial Closing Date."

          (b) At any time prior to the expiration of the Offering Period following the Initial Closing and after receipt in escrow and acceptance by the Company of subscriptions for the sale of additional Shares in increments of $500,000 ("Interim Closing Amount") up to the Maximum Offering, one or more closings (each an "Interim Closing") shall take place in the manner herein set forth with respect to the Initial Closing. In the event that the Offering Period expires prior to receipt in escrow and acceptance by the Company of an Interim Closing Amount, a final closing shall be held at such time regardless of the amount then held in escrow. The final Interim Closing to be held in accordance herewith shall be deemed the "Final Closing" and the date thereof shall be the "Final Closing Date". References herein to a "Closing" shall mean the Initial Closing, any Interim Closing or the Final Closing, as the context requires, and the date thereof shall be referred to as a "Closing Date."

     4.   Representations and Warranties of the Placement Agent

          The Placement Agent represents and warrants to the Company as follows:

          (a) The Placement Agent is duly incorporated and validly existing and in good standing under the laws of its state of incorporation.

          (b) The Placement Agent is, and at the time of each Closing will be, a member in good standing of the NASD.

          (c) Sales of Shares by the Placement Agent will only be made in such jurisdictions in which the Placement Agent or a Selling Group Member is a registered broker-dealer or where an applicable exemption from such registration exists.

          (d) Offers and sales of Shares by the Placement Agent will be made only in accordance with this Placement Agreement and in compliance with the provisions of Rule 506 of Regulation D (it being understood and agreed that the Placement Agent shall be entitled to rely upon the information and statements provided by the Prospective Investor in the

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Subscription Documents), and the Placement Agent will furnish to each investor a copy of the Documents prior to accepting any subscription for the Shares.

     5.   Compensation.

          (a) If subscriptions for the Minimum Offering are received in escrow prior to the expiration of the Offering Period and accepted by the Company, you shall be entitled, on each Closing Date, as compensation for your services as Placement Agent under this Agreement, to selling Commissions equal to 8% of the gross proceeds received by the Company from the sale of the Shares effected at each Closing and 2% of the gross proceeds from the sale of the Shares effected at each Closing in payment for a non-accountable expense allowance. The Placement Agent acknowledges receipt of payment of $20,000 from the Company with respect to the non-accountable expense allowance. Such amounts may be deducted by you out of the funds received from the sale of the Shares and deposited in the Escrow Account, on each Closing Date.

          (b) In addition to the compensation payable to the Placement Agent set forth in clause (a) above, the Company shall issue the Placement Agent at each Closing Date, for nominal consideration, Common Stock Purchase Warrants ("Placement Agent Warrants") to purchase up to 10% of the shares sold. The form of Placement Agent Warrant shall be in the form of Exhibit A.

     6.   Representations and Warranties of the Company

          (a) The Company represents and warrants to, and agrees with, the Placement Agent that:

               (i) Assuming the accuracy of the representations and warranties of the Prospective Investors set forth in the Subscription Document and the representations and warranties of the Placement Agent set forth herein, the Offering Documents (a) contain, and at all times during the period from the date hereof to and including each Closing Date, will contain all information required to be contained therein, if any, pursuant to Rules 502 and 506 of Regulation D and all applicable federal and/or state securities and "blue sky" laws, and (b) do not, and during such period will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of the circumstances made therein not misleading. Each contract, agreement, instrument, lease, license, or other document required to be described in the Documents shall be, and have been, accurately described therein.

               (ii) No Offering Documents or information (it being understood that neither the Company nor any of its officers or directors or employees shall provide any information to any Prospective Investor which is not contained in the Offering Documents) provided by the Company to Prospective Investors pursuant to Section 7(f) hereof shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein in light of circumstances made therein not misleading.

               (iii) Except as described in Schedule 6(a)(ii) annexed hereto, the Company has not, directly or indirectly, solicited any offer to buy or offered to sell any Shares

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or any other securities of the Company during the twelve-month  period ending on the date hereof except as may be properly described in the Offering Documents, and has no present intention to solicit any offer to buy or to offer to sell and Shares, any Common Stock or any other securities of the Company other than pursuant to this Agreement.

               (iv) The Company is, and at all times during the period from the date hereof to and including each Closing Date will be, a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority, and has obtained all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits and declarations of and from, and has made filings with, all federal, state and local authorities, to own, lease, license, and use its properties and assets and to conduct its business as presently conducted as described in the Offering Documents and/or in any such case where the failure to have any of the foregoing would not have a material adverse effect on the Company's presently conducted business. As of the date hereof, the Company is, and at all times during the period from the date hereof to and including each Closing Date, duly qualified to do business and is in good standing in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary except where the failure to be so qualified would not have a material adverse effect on the Company's business.

               (v) The Company has, as of the date hereof, and shall have at each Closing (except as effected by the transactions contemplated hereby) an authorized capitalization consisting of: (i) 500,000 shares of Preferred Stock, par value $.01 per share, of which no shares have been designated or are issued and outstanding; (ii) 100,000,000 shares of Common Stock, par value $.01 per share, of which 1,122,327 shares are issued and outstanding. Each issued and outstanding share of Common Stock is duly authorized, validly issued, fully paid, and non-assessable, without any personal liability attaching to the ownership thereof solely by being such a holder, and has not been issued and is not owned or held in violation of any preemptive rights of stockholders. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company other than as described in the Offering Memorandum. There is outstanding no security or other instrument which by its terms is convertible into or exchangeable for any class of capital stock of the Company, except as may be properly described in the Offering Documents or in a schedule hereto.

               (vi) The audited and/or unaudited financial statements (the "Financial Statements") of the Company included in the Documents fairly present in accordance with generally accepted accounting principles the financial position, the results of operations, and the other information with respect to the Company purported to be shown therein at the respective dates and for the respective periods to which they apply. The Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, are correct and complete, and are in accordance with the books and records of the Company. There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company from the latest information set forth in the Documents, except as may

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be properly  described in the  Documents as having  occurred or as may occur and except for continued deterioration in the Company's cash position and total assets and continued losses from operations.

               (vii) As of the date hereof there is no, and as of each Closing Date shall not be any, litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or to the Company's knowledge threatened, with respect to the Company, or its respective operations, businesses, properties, or assets, except as properly described in the Documents or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company. The Company is not, nor as of each Closing Date shall be, in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree, except as properly described in the Documents or such as individually or in the aggregate do not have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company; nor is the Company required to take any action in order to avoid any such violation or default.

               (viii) As of the date hereof, the Company has, and at all times during the period from the date hereof to and including the Final Closing Date, shall have, good and marketable title in fee simple absolute to all real properties and good title to all other properties and assets which the Documents indicate are owned by it, free and clear of all liens other than liens for taxes not yet due and payable, charges, pledges, mortgages, security interests, and encumbrances, except as may be properly described in the Documents or such as in the aggregate do not now have and will not in the future have a material adverse effect (individually or in aggregate) upon the financial condition, results of operations, business, properties, or assets of the Company.

               (ix) As of the date hereof, the Company is not, and at all times during the period from the date hereof to and including the Final Closing Date, shall be, in violation or breach of, or in default with respect to complying with any material provision of any material contract, agreement, instrument, lease, license, arrangement, other than any such violation or breach which would not have, individually or in the aggregate, a material adverse effect on the Company's business, and each such contract, agreement, instrument, lease, license, arrangement, and under-standing is in full force and effect and is the legal, valid, and binding obligation of the parties thereto enforceable as to them in accordance with its terms. The Company enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating as of the date hereof. As of the date hereof, the Company is not a party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or may in the future have a material adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company. The Company is not in violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-Laws, as amended to date.

               (x) There is no right under any patent, patent application, trademark, trademark application, trade name, service mark, copyright, franchise, or other intangible property or asset (all of the foregoing being herein called "Intangibles") necessary to

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the business of the Company as presently  conducted,  except as disclosed in the
Documents. To the knowledge of the Company, there is no Intangible of others which has had or may in the future have a materially adverse effect on the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Company.

               (xi) To its best knowledge, the Company has not infringed, is infringing, or has received notice of infringement with respect to asserted Intangibles of others. To the best knowledge of the Company, none of the patents, patent applications, trademarks, service marks, trade names and copyrights, and licenses and rights to the foregoing presently owned or held by the Company, materially infringe upon any like right of any other person or entity. The Company (i) owns or has the right to use, free and clear of all liens, charges, claims, encumbrances, pledges, security interests, defects or other restrictions of any kind whatsoever, sufficient patents, trademarks, service marks, trade names, copyrights, licenses and right with respect to the foregoing, to conduct its business as presently conducted except as set forth in the Disclosure Statement, and (ii) except as set forth in the Documents, is not obligated or under any liability whatsoever to make any payments by way of royalties, fees or otherwise to any owner or licensee of, or other claimant to, any patent, trademark, service mark, trade name, copyright, know-how, technology or other intangible asset, with respect to the use thereof or in connection with the conduct of its business as now conducted or otherwise. The Company has direct ownership of title to all its intellectual property (including all United States and foreign patent applications and patents), other proprietary rights, confidential information and know-how; owns all the rights to its Intangibles as are currently used in or have potential for use in its business.

               (xii) The Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement and to consummate the transactions contemplated hereby. All necessary corporate proceedings of the Company have been duly taken to authorize the execution, delivery, and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company, is a legal, valid, and binding obligation of the Company, and is enforceable as to the Company in accordance with its terms. Assuming the accuracy of the representations and warranties of the Prospective Investors set forth in the Subscription Agreements and Purchaser Questionnaires and the representations and warranties of the Placement Agent set forth herein, no consent, authorization, approval, order, license, certificate, or permit of or from, or registration, qualification, declaration, or filing with, any federal, state, local, foreign, or other governmental authority or any court or other tribunal is required by the Company for the execution, delivery, or performance by the Company of this Agreement, the consummation of the transactions contemplated hereby and thereby, except the filing of a Notice of Sales of Securities on Form D pursuant to Regulation D, and such consents, authorizations, approvals, registrations, and qualifications as may be required under all applicable federal and/or securities or "blue sky" laws in connection with the issuance, sale, and delivery of the Shares pursuant to this Agreement. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which the Company is a party, or to which any of its properties or assets are subject, is required for the execution, delivery, or performance of this Agreement, and the consummation of the transactions contemplated hereby and thereby, and such execution, delivery and performance will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time

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or both)  entitle  any  party to  terminate  or call a  default  under  any such contract, agreement, instrument, lease, license, arrangement, or understanding, violate or result in a breach of any term of the certificate of incorporation or by-laws of the Company, or assuming the accuracy of the representations and warranties of the Prospective Investors set forth in the Subscription Agreements and Investor Questionnaires and the representations and warranties of the Placement Agent set forth herein, violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on the Company or to which any of its operations, businesses, properties, or assets are subject.

               (xiii) The Shares, Common Stock and Preferred Stock shall conform to all statements relating thereto as contained in the Documents. The Shares, when issued and delivered to the Prospective Investor pursuant to the terms of this Agreement shall be duly authorized, validly issued, fully paid and nonassessable, without any personal liability attaching to the ownership thereof solely by being such holder and shall not have been issued in violation of any preemptive rights of stockholders.

               (xiv) Except and to the extent described in Schedule b(xiv) annexed hereto: (i) no holders of any securities of the Company or of any options, warrants or other convertible or exchangeable securities of the Company have the right to include any securities issued by the Company on any registration statement to be filed by the Company or to require the Company to file a registration statement under the Securities Act of 1933, as amended, and
(ii) no person or entity holds any anti-dilution rights with respect to any securities of the Company.

               (xv) During the period commencing on the date hereof and ending on the Final Closing Date, the Company shall not, without prior notice to and consent of the Placement Agent (other than the transactions contemplated in the Plan and Agreement of Merger and Exchange of Stock dated as of December 17, 1999 entered into between, among others, the Company and Results Oriented Integration Corporation): (A) issue any equity or debt securities or incur any liability or obligation, primary or contingent, for borrowed money; (B) enter into any transaction not in the ordinary course of business; or (C) declare or pay any dividend on its capital stock.

               (xvi) Neither the Company nor any of its officers, directors, or affiliates, has engaged or will engage, directly or indirectly, in any act or activity that may jeopardize the status of the offering and sale of the Shares as an exempt transaction under the Act or under all applicable federal and/or state securities or "blue sky" laws of any jurisdiction in which the Shares may be offered or sold.

               (xvii) The (A) transactions contemplated by the Plan and Agreement of Merger and Exchange of Stock dated as of December 17, 1999 between, among others, the Company and Results Oriented Integration Corporation; (B) reverse split of the Company's Common Stock as described in the Company's Proxy Statement for its meeting of shareholders held on March 20, 2000; (C) change of the Company's name to Return On Investment Corporation, have been duly authorized and approved by the Company's

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

shareholders; and (D) terms of this Offering have been duly authorized and approved by the Company's shareholders.

     7.   Covenants of the Company

          The Company covenants that it will:

          (a) Notify you immediately, and confirm such notice in writing, (i) when any event shall have occurred during the period commencing on the date hereof and ending on the Final Closing Date, as a result of which the Documents would include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) of the receipt of any notification with respect to the modification, rescission, withdrawal, or suspension of the qualification or registration of the Shares, or of an exemption from such registration or qualification, in any jurisdiction. The Company will use its best efforts to prevent the issuance of any such modification, rescission, withdrawal, or suspension and if you so request, to obtain the lifting thereof as promptly as possible.

          (b) Not make any supplement or amendment to the Documents unless such supplement or amendment complies with the requirements of the Act and Regulation D and the applicable federal and/or state securities and "blue sky" laws and unless you shall have approved of such supplement or amendment in writing. If, at any time during the period commencing on the date hereof and ending on the Final Closing Date, any event shall have occurred as a result of which the Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or if, in the opinion of counsel to the Company or counsel to the Placement Agent, it is necessary at any time to supplement or amend the Documents to comply with the Act, Regulation D, or any applicable securities or "blue sky" laws, the Company will promptly prepare an appropriate supplement or amendment (in form and substance satisfactory to you) which will correct such statement or omission or which will effect such compliance.

          (c) Deliver without charge to the Placement Agent such number of copies of the Documents and any supplement or amendment thereto as may reasonably be requested by the Placement Agent.

          (d) Not, directly or indirectly, solicit any offer to buy from, or offer to sell to any person any Shares, except through the Placement Agent.

          (e) Use its best efforts to qualify or register the Shares for offering and sale under, or establish an exemption from such qualification or registration under, the securities or "blue sky" laws of such jurisdictions as you may reasonably request; provided, however, that the Company will not be obligated to qualify to do business as a dealer in securities in any jurisdiction in which it is not so qualified. The Company will not consummate any sale of Shares in any jurisdiction or in any manner in which such sale may not be lawfully made; in this regard the Company shall be entitled to rely on the Placement Agent's representations herein, and the representations of Prospective Investors in the Subscription Agreement and Purchaser Questionnaire and on the Blue Sky qualifications affected by the Placement Agent's counsel.

          (f) At all times during the period commencing on the date hereof and ending on the Final Closing Date, provide to each Prospective Investor or his Purchaser Representative (as defined in Regulation D), if any, on request, such information (in addition to that contained in the Documents) concerning the Offering, the Company and any other relevant matters, as it possesses or can acquire without unreasonable effort or expense, and to extend to each Prospective Investor or his Purchaser Representative, if any, the opportunity to ask questions of, and receive answers from, Glenn Cohen, President of the Company concerning the terms and conditions of the Offering and the business of the Company and to obtain any other additional information, to the extent it possesses the same or can acquire it without reasonable effort or expense, as such Prospective Investor or Purchaser Representative may consider necessary in making an informed investment decision or in order to verify the accuracy of the information furnished to such Prospective Investor or Purchaser Representative, as the case may be.

          (g)   Provide   to  each   Prospective   Investor   or  his   Purchase
Representative any information required to be delivered by Rule 502(b) of Regulation D.

          (h) Disclose to each Prospective Investor, in writing, any material relationship between such Prospective Investor's Purchaser Representative, if any, or its affiliates, on the one hand, and the Company or its affiliates, on the other hand, which, to the knowledge of the Company, then exists or is understood to be contemplated or has existed at any time during the previous two years and any compensation received or to be received as a result of such relationship.

          (i) Before accepting any subscription to purchase Shares from, or making any sale to, any Prospective Investor, have reasonable grounds to believe and will believe (after making reasonable inquiry pursuant to the Subscription Documents) that (A) such Prospective Investor meets the suitability requirements for investing in the Shares set forth in the Documents, and (B) such Prospective Investor is an accredited investor (as defined in Regulation D).

          (j) Notify you promptly of the acceptance or rejection of any subscription. The Company shall not (i) accept subscriptions from, or make sales of Shares to, any Prospective Investors who are not, to the Company's knowledge, accredited investors, or (ii) unreasonably reject any subscription for Shares.

          (k) Cooperate with the Placement Agent's counsel to file a Notice of Sales of Securities on Form D with the Securities and Exchange Commission (the "Commission") no later than 15 days after the first sale of the Shares. The Company shall file promptly such amendments to such Notice on Form D as shall become necessary and, as requested by you, shall also comply with any filing requirement imposed by the laws of any state or jurisdiction in which offers and sales are made. The Company shall furnish you with copies of all such filings.

          (l) Not, directly or indirectly, engage in any act or activity which may jeopardize the status of the offering and sale of the Shares as exempt transactions under the Act or under the securities or "blue sky" laws of any jurisdiction in which the Offering maybe made. Without limiting the generality of the foregoing, and notwithstanding anything contained herein to the contrary, the Company shall not, directly or indirectly, engage in any offering of securities which, if integrated with the Offering in the manner prescribed by Rule 502(a) of Regulation D and applicable releases of the Commission, may jeopardize the status of the offering and sale of the Shares as exempt transactions under Regulation D.

          (m) Apply the net proceeds from the sale of the Shares as set forth in the Offering Documents.

          (n) Not, during the period commencing on the date hereof and ending on the Final Closing Date, issue any press release or other communication, or hold any press conference with respect to the Company, its financial condition, results of operations, business, properties, assets, or liabilities, or the Offering, without your prior written consent, except as may be required by applicable securities laws in the opinion of counsel to the Company.

     8.   Payment of Expenses

          The Company hereby agrees to pay all fees, charges, and expenses incident to the performance by the Company of its obligations hereunder, including, without limitation, all fees, charges, and expenses in connection with: (i) the preparation, printing, filing, distribution, and mailing of the Documents, the Subscription Agreement, the Investor Questionnaire, and all other documents relating to the offering, purchase, sale, and delivery of the Shares, and any supplements or amendments thereto, including the cost of all copies thereof; (ii) the preparation and reproduction of this Agreement and the Placement Agent Warrant; (iii) the issuance, sale, transfer, and delivery of the Shares, including any transfer or other taxes payable thereon and the fees of any transfer agent or registrar; (iv) the registration or qualification of the Shares or the securing of an exemption therefrom under state or foreign "blue sky" or securities laws, including without limitation, filing fees payable in the jurisdictions in which such registration or qualification or exemption therefrom is sought, disbursements in connection therewith; (v) the fees of counsel for the Placement Agent in connection therewith in an amount equal to $30,000, of which $10,000 has been previously paid and the remainder shall be paid at the Initial Closing; (vi) filing fees payable to the SEC, if any; and
(vii) the retention of the Escrow Agent, including the fees and expenses of the Escrow Agent for serving as such and the fees and expenses of its counsel, if any.

     9.   Conditions of Placement Agent's Obligations

          The obligations of the Placement Agent pursuant to this Agreement shall be subject, in its discretion, to the continuing accuracy of the representations and warranties of the Company contained herein and in each certificate and document contemplated under this Agreement to be delivered to the Placement Agent, as of the date hereof and as of each Closing Date, with respect to the performance by the Company of its obligations hereunder, and to the following conditions:

          (a) At each Closing, the Placement Agent shall have received the favorable opinion of Gerald A. Kaufman, counsel for the Company, dated each Closing Date, addressed to the Placement Agent, and in form and scope satisfactory to counsel for the Placement Agent, substantially to the effect that:

               (i) the Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with full corporate power and authority to own, lease, license, and use its properties and assets and to conduct its business in the manner described in the Documents and is duly qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property and assets or the conduct of its business makes such qualification necessary (except where the failure to so qualify would not have a material adverse effect upon the Company or its business);

               (ii) the Company has, as of the date hereof, an authorized, and, to such counsel's knowledge, outstanding capitalization as set forth in the Offering Documents. Each issued and outstanding share of Common Stock is validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof solely by being such a holder to such counsel's knowledge or as set forth on a schedule hereto has not been issued and is not owned or held in violation of any preemptive right of stockholders. To the best knowledge of such counsel, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of the Company or any security or other instrument which by its terms is convertible into, exercisable for, or exchangeable for capital stock of the Company, except as may be properly described in the Offering Documents in this Agreement or in a schedule hereto. To the best knowledge of such counsel, there is outstanding no security or other instrument which by its terms is convertible into or exchangeable for capital stock of the Company, except as may be properly described in the Offering Documents or in a schedule hereto;

               (iii) to the best knowledge of such counsel, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or threatened with respect to the Company or any of its operations, businesses, properties, or assets except as may be properly described in the Offering Documents, in this Agreement or in a schedule hereto or such as individually or in the aggregate do not now have and will not in the future have a material adverse effect upon the operations, business, properties, or assets of the Company or which could materially adversely affect the transactions or other acts contemplated by this Agreement or the validity or enforceability of this Agreement;

               (iv) to the best knowledge of such counsel, the Company is not in violation or breach of, or in default with respect to, complying with any provision of any contract, agreement, instrument, lease, license, arrangement, or understanding known to such counsel and which is material to the business of the Company;

               (v) the Company has all requisite corporate power and authority to execute, deliver, and perform this Agreement, and to consummate the transactions contemplated hereby. All necessary corporate proceedings of the Company have been taken to authorize the execution, delivery, and performance by the Company of this Agreement, and the consummation of the transactions contemplated hereby. This Agreement has been duly authorized, executed, and delivered by the Company, is the legal, valid, and binding obligation of the Company, and is enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application now or hereafter in effect relating to or affecting the enforcement of creditors' right generally and the application of general equitable principles in any action, legal or equitable and then except, as to those provisions relating to indemnity or contribution, such opinion shall be limited as effected by any Federal or state securities laws regarding indemnity and/or contribution;

               (vi) the Shares conforms to all statements relating thereto contained in the Offering Documents. The Shares, shall be validly authorized, validly issued, fully paid, and nonassessable, with no personal liability attaching to the ownership thereof and to such counsel's knowledge or as set forth in a schedule annexed hereto shall not have been issued in violation of any preemptive rights of stockholders;

               (vii) assuming the accuracy of the representations and warranties of the Proposed Investors set forth in the Subscription Agreements and Investor Questionnaires and the representations and warranties of the Placement Agent set forth herein, the Offering Documents (except that no opinion need be expressed as to the financial statements, related schedules, or other financial data contained therein) comply as to form in all material respects with requirements of the Act and the regulations thereunder. To the best knowledge of such counsel, any contract, agreement, instrument, lease, license, or document described in the Offering Documents has been accurately described therein;

               (viii) to the best knowledge of such counsel, no modification, rescission, suspension, or withdrawal of registration or qualification of the Shares, or of an exemption from such registration or qualification, has been issued and no proceedings for that purpose have been instituted or threatened;

               (ix) such counsel's opinion shall also include a statement to the effect that it has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Placement Agent at which the contents of the Disclosure Statement were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Disclosure Statement, on the basis of the foregoing (relying as to materiality to a large extent upon the opinions of officers and other representatives of the Company), nothing has come to such counsel's attention that causes it to believe that the Disclosure Statement as supplemented or amended at all times up to and including the date of such opinion, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of circumstances under which they were made, not misleading (it being understood that such counsel expresses no opinion or belief with respect to the financial information or statistical data included in the Offering Documents);

               (x) assuming that (i) a proper Form D is filed in accordance with Rule 503 of Regulation D, (ii) that the offer and the sale of the Shares by the Placement Agent was made in compliance with Rule 506 of Regulation D and that the Placement Agent's representations and warranties set forth herein are true and correct, and (iii) that the representations of the Prospective Investors in the Subscription Agreements and Investors Questionnaire signed by them are true and correct (which facts will not be independently verified by such counsel), the sale of Shares in the Offering is exempt from registration under the Securities Act of 1933 and is in compliance with Regulation D;

               (xi) neither the execution and delivery of this Agreement, the certificates representing the Shares, nor compliance with the terms hereof or thereof will (i) conflict with, result in a breach of, or constitute a default under the Articles or Certificate of Incorporation or By-Laws of the Company, or, to the best of such counsel's knowledge, any material contract, instrument, agreement or document to which the Company is a party, or by which the assets or properties of the Company are bound; or (ii) to the best knowledge of such counsel, have any material adverse effect on any permit, certification, registration, approval, consent, license or franchise (other than Excluded Laws) necessary for the Company to own or lease and operate any of its properties and to conduct its business or the ability of the Company to make use thereof as described in the Offering Documents;

               (xii) to the best of such counsel's knowledge, there are no material licenses, permits, certificates, registrations, approvals or consents of any governmental agency, commission, board, instrumentality or department that are required to be obtained by the Company in order to conduct its business as conducted at the date hereof which have not been so obtained and the failure to so obtain which would have a material adverse effect on the Company's business;

               (xiii) to the best of such counsel's knowledge and except as disclosed in the Offering Documents, the issuance of the Shares in the Offering will not give any holder of any of the Company's outstanding options, warrants or other convertible securities or rights to purchase shares of the Company's Common Stock or Preferred Stock, the right to purchase any additional shares of Common Stock and/or the right to purchase shares at a reduced price.

               In rendering such opinion, counsel for the Company may rely (A) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company; and (B) to the extent they deem proper, upon written statements or certificates of officers of departments of various jurisdictions having custody of Offering Documents respecting the corporate existence or good standing of the Company, provided that copies of any such statements or certificates shall be delivered to counsel for the Placement Agent.

          (b) On or prior to the Initial Closing Date the Placement Agent shall have been furnished such information, Offering Documents, certificates, and opinions as it may reasonably require for the purpose of enabling it to review the matters referred to in Section 8(a), and in order to evidence the accuracy, completeness, or satisfaction of any of the representations, warranties, covenants, agreements, or conditions herein contained, or as it may otherwise reasonably request.

          (c) At each Closing, the Placement Agent shall have received a certificate of the chief executive officer and of the chief financial officer of the Company, dated the applicable Closing Date to the effect that, as of the date of this Agreement and as of the applicable Closing Date: (i) the representations and warranties of the Company contained herein were and are accurate, and that as of the Closing Date the obligations to be performed by the Company hereunder on or prior thereto have been fully performed and (ii) such other matters as may be reasonably requested by the Placement Agent.

          (d) All proceedings taken in connection with the issuance, sale, and delivery of the Shares shall be reasonably satisfactory in form and substance to the Placement Agent and its counsel.

          (e) the acquisition of Results Oriented Integration Corporation shall simultaneously have been completed with the Initial Closing in accordance with the terms and conditions of the Plan and Agreement of Merger and Exchange of Stock dated as of December 17, 1999 and the 6 for 1 reverse stock split shall have been completed.

          (f) There shall not have occurred after the date hereof, at any time prior to each Closing: (A) any domestic or international event, act, or occurrence which has materially disrupted, or in your opinion will in the immediate future materially disrupt the securities markets; (B) a general suspension of, or a general limitation on prices for, trading in securities on the Nasdaq SmallCap Market or the over-the-counter market; (C) any banking moratorium declared by a state or federal authority; (D) any material interruption in the mail service or other means of communication within the United States; (E) any material adverse change in the business, properties, assets, results of operations, or financial condition of the Company; or (F) any change in the market for securities in general or in political, financial, or economic conditions which, in your judgment, makes it inadvisable to proceed with the offering, sale, and delivery of the Shares.

          Any certificate or other document signed by any officer of the Company and delivered to you or to your counsel at a Closing shall be deemed a representation and warranty by the Company hereunder as to the statements made therein. If any condition to your obligations hereunder has not been fulfilled as and when required to be so fulfilled, you may terminate this Agreement or, if you so elect, in writing waive any such conditions which have not been fulfilled or extend the time for their fulfillment. In the event that you elect to terminate this Agreement, you shall notify the Company of such election in writing. Upon such termination, neither party shall have any further liability or obligation to the other except as provided in Section 11 hereof.

     10.  Solicitation Prohibition

          The Company agrees that, for a period of three (3) years from date of the Final Closing, it shall not solicit any offer to buy from or offer to sell to any person introduced to the Company by the Placement Agent in connection with the Offering, directly or indirectly, any securities of the Company or of any other entity, or provide the name of any such person to any other securities broker or dealer or selling agent. In the event that the Company or any of its affiliates, directly or indirectly, solicits, offers to buy from or offers to sell to any such person any such securities, or provides the name of any such person to any other securities broker or dealer or selling agent, and such person purchases such securities or purchases securities from any other securities broker or dealer or selling agent, the Company shall pay to the Placement Agent an amount equal to 10% of the aggregate purchase price of the securities so purchased by such person.

     11.  Indemnification and Contribution.

          (a) The Company agrees to indemnify and hold harmless the Placement Agent, its officers, directors, partners, employees, agents, and counsel, and each person, if any, who controls the Placement Agent within the meaning of
Section 15 of the Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this
Section 11, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Offering Documents or in any document delivered or written statement made pursuant to Section 6(f), or (B) in any application or other document or communication (it being understood that neither the Company nor any officer, director or employee shall provide any information to any Prospective Investor which is not contained in the Offering Documents) (in this Section 11 collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to register or qualify the Shares under the "blue sky" or securities laws thereof or in order to secure an exemption from such registration or qualification or filed with the Commission; or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 11(b) with respect to the Placement Agent expressly for inclusion in the Offering Documents or in any application, as the case may be; or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

          If any action is brought against the Placement Agent or any of its officers, directors, partners, employees, agent, or counsel, or any controlling persons of the Placement Agent (an "indemnified party"), in respect of which indemnify may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the "indemnifying party") in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Section 11(a)) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses of one such counsel shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent. The Company agrees promptly to notify the Placement Agent of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the Shares, the Offering Documents, or any application.

          (b) The Placement Agent agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Placement Agent in Section 11(a), with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 1, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Offering Documents in reliance upon and in conformity with written information furnished to the Company as stated in this Section 11(b) with respect to the Placement Agent expressly for inclusion in the Offering Documents, and (ii) the failure of the Placement Agent to comply with the provisions of Section 2(c) hereof or with the "blue sky" or securities laws of the jurisdictions in which the Placement Agent solicits offers to buy or offers to sell any Shares or any breach of any representation, warranty, covenant or agreement of the Placement Agent contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Placement Agent may otherwise have, including liabilities arising under this Agreement. If any action shall be brought against the Company or any other person so indemnified based on the Offering Documents and in respect of which indemnity may be sought against the Placement Agent pursuant to this Section 11(b), the Placement Agent shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 11(a).

          (c) To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 11(a) or 11(b) but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Act, the

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Exchange Act, or  otherwise,  then the Company  (including  for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Placement Agent (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand; provided, however, that if applicable law does not permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Placement Agent in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Placement Agent, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Placement Agent pursuant to Section 5(a) hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Placement Agent pursuant to Section 5(a) hereof.

          The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 11(c). In no case shall the Placement Agent by responsible for a portion of the contribution obligation in excess of the compensation received by it pursuant to Section 11(a) hereof. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section l9(c), each person, if any, who controls the Placement Agent within the meaning of Section l5 of the Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent, and counsel of the Placement Agent, shall have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of Section l5 of the Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this
Section 11(c). Anything in this Section 11(c) to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 11(c) is intended to supersede any right to contribution under the Act, the Exchange Act, or otherwise.

     12.  Representations and Agreements to Survive Delivery.

          All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the Closing Date and, such representations, warranties, covenants, and agreements, including the indemnification and contribution agreements contained in Section 11, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Placement Agent or any indemnified person, or by or on behalf of the Company or any person or entity which is entitled to be indemnified under Section l7(b), and shall survive termination of this Agreement or the issuance, sale, and delivery of the Shares. In addition, notwithstanding any election hereunder or any termination of this Agreement, and whether or not the terms of this Agreement are otherwise carried out, the provisions of Sections 5, 8 and 11 shall survive termination of this Agreement and shall not be affected in any way by such election or termination or failure to carry out the terms of this Agreement or any part thereof.

     13.  Termination.

          This Agreement may not be terminated by the Company unless no Shares are sold pursuant to the Offering within 120 days of the completion of the Offering Documents, the Company may terminate the agency created hereby upon ten
(10) days' prior written notice to Placement Agent. The Placement Agent may terminate the agency created hereby for any reason upon 30 days' prior written notice to the Company. In either case, neither party shall have any liability or continuing obligation to the other except that, regardless of which party elects to terminate, (i) the Company agrees to reimburse the Placement Agent for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in Paragraph __ above and to reimburse the Placement Agent for the full amount of its actual out-of-pocket expenses (which shall include, without limitation, the fees and disbursements of FMSC's counsel, travel and lodging expenses, mailing, printing and reproduction expenses, and any expenses incurred by FMSC in conducting its due diligence) up to a maximum of $30,000 less amounts previously paid to FMSC in reimbursement for such expenses and the advance against the non-accountable expense allowance delivered upon the execution of this Agreement, and the provisions of the Indemnification Agreement shall remain in full force and effect.

     14.  Notices

          All communications hereunder, except as may be otherwise specifically provided herein, shall be in writing and, if sent to the Placement Agent, shall be mailed, delivered, or telexed or telegraphed and confirmed by letter, to First Montauk Securities Corp., Parkway 109 Office Center, 328 Newman Springs Road, Red Bank, New Jersey 07701 Attention: Paul Lieberman,Esq. with a copy to Goldstein & DiGioia, LLP, 369 Lexington Avenue, New York, New York 10017,
Attention: Brian C. Daughney, Esq.; or if sent to the Company, shall be mailed, delivered or telexed or telegraphed and confirmed by letter, to Net/tech International, Inc., One West front Street, Suite 30, Red bank, NJ 07701 with a copy to Gerald Kaufman, Esq. 33 Walt Whitman Road, Huntington Station, NY 11748. All notices hereunder shall be effective upon receipt by the party to which it is addressed.

     15.  Parties

          This Agreement shall inure solely to the benefit of, and shall be binding upon, the Placement Agent and the Company and the persons and entities referred to in Section l0 who are entitled to indemnification or contribution, and their respective successors, legal representatives, and assigns (which shall not include any purchaser, as such, of Shares), and no other person shall have or be construed to have any legal or equitable right remedy, or claim under or in respect of or by virtue of this Agreement or any provision herein contained.

     16.  Governing Law; Submission to Jurisdiction

          This Agreement shall be construed in accordance with the laws of the State of New Jersey, without giving effect to conflict of laws.

          The parties hereby agree that any legal suit, action or proceeding arising out of or relating to this Agreement shall be instituted exclusively in any appropriate New Jersey Supreme Court, County of Monmouth, or in the United States District Court for the New Jersey District, (b) waives any objection which the Company may have now or hereafter to the venue of any such suit, action or proceeding, and (c) irrevocably consents to the jurisdiction of the appropriate court of the State of New Jersey and the United States District Court for the New Jersey District in any such suit, action or procedure. Each of the Company and the Placement Agent further agrees to accept and acknowledge service of any and all process which may be served in any suit, action or proceeding in the aforementioned courts, and agrees that service of process upon the them mailed by certified mail to its address shall be deemed in every respect effective service of process upon the company in any such suit, action or proceeding. In the event of litigation between the parties arising hereunder, the prevailing party shall be entitled to costs and reasonable attorney's fees.

(remainder of page intentionally left blank)

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

     17.  Counterparts

          This Agreement may be executed in counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

          If the foregoing correctly sets forth the understanding between us, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among us.

                                            Very truly yours,

                                            NET/TECH INTERNATIONAL, INC.

                                            By: /s/Glenn Cohen
Title:  President

Accepted as of the date first above written:

FIRST MONTAUK SECURITIES CORP.

By: /s/Robert I. Rabinowitz
Title: Vice President